Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                        CENTRAL VIRGINIA BANKSHARES, INC.

                         (restated in electronic format)


                                    ARTICLE I
                                      Name

         The name of the Corporation is CENTRAL VIRGINIA BANKSHARES, INC.

                                   ARTICLE II
                                    Purposes

         The purpose for which the Corporation is organized is to acquire, own, manage, sell or otherwise dispose of shares of the capital stock and other securities of banks and other corporations. In addition, the Corporation shall have the power to carry on business of any character not prohibited by law or required to be stated in these articles.

                                   ARTICLE III
                                 Capitalization

         The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue is 6,000,000 shares of Common Stock of the par value of $1.25 per share. No holder of any of the shares of the Capital Stock of the Corporation of any class or series shall be entitled as of right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized Capital Stock of the Corporation, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation or carrying any right to purchase any stock of any class or series, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such price and terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                                   ARTICLE IV
                             Employee Benefit Plans

         The Corporation may, with the approval of a majority of the entire Board of Directors, establish, adopt, alter, amend or repeal pension plans, stock option plans, stock purchase plans, and other incentive, bonus or deferred compensation plans for the officers and employees of the Corporation or of its subsidiaries, including employees who are directors of the Corporation or any subsidiary, provided, however, that no more than 5,000 shares, in the aggregate, of the authorized Common Stock of the Corporation shall be set aside for such purposes without the prior approval of the stockholders of the Corporation.

                                    ARTICLE V
                          Partnerships - Joint Ventures

         The Corporation shall have the power to enter into partnership or joint venture agreements with other corporations, whether organized under the laws of Virginia or otherwise, or with any individual or individuals.

                                   ARTICLE VI
                           Registered Office and Agent

         The post office address of the initial registered office is Post Office Box 266, Powhatan, Virginia 23139, Powhatan County, Virginia 23139. The name of the initial registered agent is Ralph Larry Lyons, who is a resident of Virginia and a Director of the Corporation, and whose business office is the same as the registered office of the Corporation.

                                   ARTICLE VII
                                    Directors

Section 1.      Number, Election and Terms

         The initial number of the directors shall be eight. Their names and addresses are as follows:

                Name                               Address
                ----                               -------
                Ralph Larry Lyons                  Powhatan, Virginia
                W. Rogers Meador                   Goochland, Virginia
                Charles W. Binford                 Goochland, Virginia
                P. Allen Brauer                    Powhatan, Virginia
                Charles B. Goodman                 Amelia, Virginia
                John B. Larus                      Powhatan, Virginia
                Elwood C. May                      Powhatan, Virginia
                Garland L. Blanton, Jr.            Cartersville, Virginia

         Except as  otherwise  may be  provided  pursuant to the  provisions  of
Article III hereof, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation following the 1986 meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 2.      Stockholder Nomination or Director Candidates

         Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

Section 3.      Newly Created Directorships and Vacancies

         Except as otherwise may be provided, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.      Removal

         Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without case, but only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 5.      Amendment, Repeal, etc.

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power or all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.

                                  ARTICLE VIII
                                 Indemnification

         Every person, and his heirs, executors and administrators, who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding of any kind, whether civil, criminal, administrative, investigative, or was or is the subject of any claim, and whether or not by or in the right of the Corporation, by reason of his being or having been a director or officer of the Corporation, or by reason of his serving or having served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, committee, trust or other enterprise, or at the request of the Corporation in any capacity that under Federal law regulating employee benefit plans would or might constitute him a fiduciary with respect to any such plan, whether or not such plan is or was for employees of the Corporation, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, penalties, awards, costs, amounts paid in settlement and liabilities of all kinds, actually and reasonably incurred by him in connection with, or resulting from, such action, suit, proceeding or claim, provided that no indemnification shall be made against his gross negligence or willful misconduct.

         Any indemnification under the preceding paragraph (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstance because he had met the applicable standard of conduct set forth in said paragraph. Such determination may be made either (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Expenses (including attorneys' fees) incurred by or in respect of any such person in connection with any such action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by, or on behalf of, such person to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

         The Board of Directors of the Corporation shall have the power, generally and in specific cases, to indemnify its other employees and agents to the same extent as provided in this Article with respect to its directors and officers.

         The provisions of this Article are in addition to, and not in substitution for, any other right to indemnity to which any person who is or may be indemnified by or pursuant to this Article may otherwise be entitled, and to the powers otherwise accorded by law to the Corporation to indemnify any such person and to purchase and maintain insurance on behalf of any such person against any liability asserted against or incurred by him in any capacity referred to in this Article or arising out of his status as serving or having served in any such capacity (whether or not the Corporation would have the power to indemnify against such liability).

         If any provision of this Article shall be adjudicated invalid or unenforceable, such adjudication shall not be deemed to invalidate or otherwise affect any such provision hereof or any power of indemnity which the Corporation may have under the laws of the Commonwealth of Virginia.

         Directors, officers, employees and agents of the Corporation shall be indemnified to the full extent permitted or required by Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia or by any subsequently enacted applicable provision of said Code, and such indemnification, to the extent permissible by law, shall be in addition to the foregoing provisions of this Article VIII.

                                   ARTICLE IX
                                    Contracts

Section 1.      Approval of Contract

         No contract or other transaction between the Corporation and one or more of its officers or directors or in which one or more of its officers or directors are interested and no contract or other transaction between the Corporation and any other corporation, firm, association or entity in which one or more of its officers or directors are directors or officers or are interested shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors of the Corporation or a committee thereof which authorizes, approves or ratifies such contract or transaction or because the votes of such director or directors are counted for such purpose, provided that the material facts as to the relationship or interest are disclosed or known:

         (i) to the Board of Directors or committee, which authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the votes of such interested directors; or

         (ii) to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

Section 2.      Contract Fair and Reasonable

         In any event, no contract or other  transaction  described in paragraph
(a) of this Article shall be void or voidable despite failure to comply with parts (i) or (ii) of paragraph (a); provided that such contract or transaction was fair and reasonable to the Corporation in view of all the facts known to any officer or director at the time such contract or transaction was entered into on behalf of the Corporation. In an action to obtain relief for the Corporation on account of a contract or other transaction described in paragraph (i) in which there was no compliance with parts (i) or (ii) of paragraph (a), such contract or transaction may be avoided for the benefit of the Corporation, and the court may grant other appropriate relief, unless the party seeking to uphold the contract or transaction sustains the burden of proving that such contract or transaction complied with the requirement of the first sentence of this paragraph (b).

                                    ARTICLE X
                          Certain Business Combinations

Section 1.      Vote Required for Certain Business Combinations

         (a) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article X:

         (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

         (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article X, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article III of these Articles of Incorporation). Such affirmative votes shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (b) Definition of "Business Combination." The term "Business Combination" as used in this Article X shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this
Section 1.

Section 2.      When Higher Vote is Not Required

         The provisions of Section 1 of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

         (a) Approval by Disinterested Directors. The Business Combination shall have been approved by at least 80% of the Disinterested Directors (as hereinafter defined).

         (b)      Price  and  Procedure  Requirements.   All  of  the  following
conditions shall have been met:

         (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                           (b) The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such matter date is referred to in this Article X as the "Determination Date"), whichever is higher.

         (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph
                  (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it
                  (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher:

                           (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

                           (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

         (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with Paragraph (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares of similar event.

         (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
                  Combination: (a) except as approved by least 80% of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any; (b) there shall have been
                  (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least 80% of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by at least 80% of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

         (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

         (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such

                  Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3.      Certain Definitions

         For the purposes of this Articles X:

         (a) A "person" shall mean any individual, firm, corporation or other entity.

         (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         (c)      A person shall be a "beneficial owner" of any Voting Stock:

                  (i) which such person or any of its Affiliates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1985.

         (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholders set forth in paragraph (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         (g) "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

         (h)      "Fair  Market  Value"  means  the  fair  market  value of such
property  on  the  date  in  question  as   determined  by  a  majority  of  the
Disinterested Directors in good faith.

         (i) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraph (b)(i) and (ii) of Section 2 of this Article X shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section 4.      Powers of the Board of Directors

         A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article X, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $500,000 or more. A majority of the Disinterested Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article X.

Section 5.      No Effect on Fiduciary Obligations of Interested Stockholders

         Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6.      Amendment, Repeal, etc.

         Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more to the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with the
Article X.

Section 7. Applicability of Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia

         The  provisions of this Article X shall be in lieu of the provisions of
Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia; provided, however, that if any provision of this Article X shall be determined by any court of competent jurisdiction to be invalid, such determination on having been appealed or having been upheld on any appeal or appeals, then and in that event these Articles of Incorporation shall be deemed to have been amended so as to adopt the provisions of the said Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia.

                                   ARTICLE XI
                                Bylaw Amendments

         The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Company adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, Sections 1.4, 2.2, 2.4, 2.5 and 2.13 of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these Articles of Incorporation to the contrary, except as otherwise provided by law for separate class votes, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article XI.

Date:  February 21, 1986  (Date of original filing)



                                          /s/ Ralph Larry Lyons
                                          ------------------------------
                                          Ralph Larry Lyons